UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/12/2013

Tessera Technologies, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  000-50460

Delaware	16-1620029
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

3025 Orchard Parkway
San Jose, California 95134
(Address of principal executive offices, including zip code)

(408) 321-6000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05.    Costs Associated with Exit or Disposal Activities

On August 12, 2013, Tessera Technologies, Inc. (the "Company") announced that it sold a significant portion of the assets of the Company's Micro-Optics business based in Charlotte, North Carolina.
In connection with the sale of the Micro-Optics business, the Company expects to incur total exit and disposal costs in the range of approximately $2.0 million to $2.5 million in the third quarter of 2013, which represent severance costs, all of which will be cash expenditures.
In the second quarter of 2013, the Company started classifying the Micro-Optics business in Charlotte, North Carolina as discontinued operations and the severance costs described above will be included in discontinued operations in the third quarter of 2013.

Item 7.01.    Regulation FD Disclosure

On August 12, 2013, the Company issued a press release announcing the sale of a significant portion of the assets of the Company's Micro-Optics business based in Charlotte, North Carolina. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and incorporated by reference herein.
The information contained in Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1 attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934 (the "Exchange Act"), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits.

Exhibit
No.                 Description

99.1                 Press Release, dated August 12, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tessera Technologies, Inc.

Date: August 13, 2013	By:	/s/ John K. Allen
John K. Allen
Acting Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release